WARRANT AGREEMENT


        WARRANT AGREEMENT (the "B Unit Warrant Agreement"), dated as of ______________, 2003, by and among Visual Bible International, Inc., a Florida corporation (the "Company"), and the investors signatory hereto (collectively, the "Warrantholders" and each, a "Warrantholder").

        Each of the Warrantholders has executed a subscription agreement (each, a "B Unit Subscription Agreement") for the purchase of B Units (as defined therein) consisting of certain debentures of the Company (the "B Unit Debentures"), shares of Common Stock (as defined below) and warrants to purchase shares of Common Stock.
This B Unit Warrant Agreement is being executed in connection with the purchase of the B Units.

        Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the B Unit Subscription Agreement. In addition, certain capitalized terms used herein are defined in Paragraph 13 .

        In consideration of the parties mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.      Issuance of Warrants.

         (a) The Company hereby issues and grants to each Warrantholder warrants to purchase (the "B Unit Warrants") that number of B Unit Warrant Shares as determined in accordance with the B Unit Subscription Agreement executed the Company and such Warrantholder. Each B Unit Warrant shall entitle the holder, subject to the satisfaction of the conditions to exercise set forth in Paragraph 7 of this B Unit Warrant Agreement, to purchase on or prior to 5:00 p.m., New York City time, on December 31, 2007 (the "Warrant Expiration Date") one share of Common Stock (the Common Stock issuable upon exercise of the B Unit Warrants being collectively referred to herein as the "Warrant Shares") at the Exercise Price (as defined below) then in effect. The number of Warrant Shares issuable on exercise of each B Unit Warrant and the Exercise Price are subject to adjustment pursuant to Paragraph 8 of this B Unit Warrant Agreement.

         (b) Subject to the adjustments contained in Paragraph 8, the "Exercise Price" per Warrant Share shall equal:

                (1)     if the applicable B Unit Warrant is
        exercised at any time on or prior to December 31, 2005, $1.00;

                (2)     if the applicable B Unit Warrant is
        exercised after December 31, 2005 but on or prior to June
        30, 2006, $1.25;

                (3)     if the applicable B Unit Warrant is
        exercised after June 30, 2006 but on or prior to December
        31, 2006, $1.50;

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                (4)     if the applicable B Unit Warrant is
        exercised after December 31, 2006 but on or prior to June
        30, 2007, $1.75; and

                (5)     if the applicable B Unit Warrant is
        exercised after June 30, 2007, $2.00.

        2. Form of Warrant Certificates. Within fourteen (14) business days after the Closing (as defined in the B Unit Subscription Agreement), with respect to each Warrantholder, the Company shall cause to be executed and delivered to such Warrantholder one or more certificates evidencing the B Unit Warrants (the "Warrant Certificates") of such Warrantholder. Each Warrant Certificate delivered hereunder shall be substantially in the form set forth in Exhibit A attached hereto and may have such letters, numbers or other identification marks and legends, summaries or endorsements printed thereon as the Company may deem appropriate and that are not inconsistent with the terms of this B Unit Warrant Agreement or as may be required by applicable law, rule or regulation. Each Warrant Certificate shall be dated the date of execution by the Company.

        3.      Execution of Warrant Certificates.

         (a) Each Warrant Certificate delivered hereunder shall be signed on behalf of the Company by one (1) officer of the Company. Each such signature may be in the form of a facsimile thereof and may be imprinted or otherwise reproduced on the Warrant Certificates.

         (b) If any officer of the Company who signed any Warrant Certificate ceases to be an officer of the Company before the Warrant Certificate so signed shall have been delivered by the Company, such Warrant Certificate nevertheless may be delivered as though such person had not ceased to be an officer of the Company.

        4. Registration. Warrant Certificates shall be issued in registered form only. The Company will keep or cause to be kept books for registration of ownership and transfer of each Warrant Certificate issued pursuant to this B Unit Warrant Agreement. Each Warrant Certificate issued pursuant to this B Unit Warrant Agreement shall be numbered by the Company and shall be registered by the Company in the name of the holder thereof (initially, the Warrantholder). The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise thereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        5.      Transfers and Exchanges.

         (a) Transfers. Subject to the following provisions of this Paragraph 5, the B Unit Warrants are transferable, in whole or in part, upon surrender of the Warrant Certificates evidencing such B Unit Warrants at the office of the Company, together with a written assignment in the form of the Assignment appearing at the end of the form of Warrant Certificate attached hereto as Exhibit A, duly executed by the registered holder thereof or its agent or attorney. Upon such surrender, the Company shall, subject to this Paragraph 5, register or cause the registration of the transfer upon the books maintained by or on behalf of the Company for such purpose. If the B Unit Warrants evidenced by any Warrant Certificate are to be transferred in whole, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees in the denominations specified in the instrument of assignment. If the B Unit Warrants evidenced by any Warrant Certificate are to be transferred in part, the Company shall execute and deliver a new Warrant Certificate or Warrant Certificates to and in the name of the assignee or assignees in the denominations specified in the instrument of assignment and a new Warrant Certificate to and in the name of the assigning holder in an amount equal to the number of B Unit Warrants evidenced by the surrendered Warrant Certificate that were not transferred.

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         (b)    Restrictions on Transfer.  Unless otherwise
consented to by the Company, no Warrant may be sold, pledged, hypothecated, assigned, conveyed, transferred or otherwise disposed of (each, a "transfer") unless (i) the transfer complies with all applicable securities laws and the provisions of this B Unit Warrant Agreement and (ii) the transferee agrees in writing to be bound by the terms of this B Unit Warrant Agreement.

         (c) Exchanges. A Warrant Certificate may be exchanged, at the option of the holder thereof, upon surrender of such Warrant Certificate at the office of the Company, for one or more other Warrant Certificates of like tenor and representing in the aggregate the same number of B Unit Warrants as was represented by the surrendered Warrant Certificate.

         (d) Cancellation. Warrant Certificates surrendered for transfer or exchange shall be canceled by the Company.

        6. Mutilated or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company shall issue, upon surrender and cancellation of any mutilated Warrant Certificate, or in lieu of and substitution for any lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate of like tenor and representing an equal number of B Unit Warrants. In the case of a lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate shall be issued by the Company only upon the Company's receipt of reasonably satisfactory evidence of such loss, theft or destruction and, if requested, an indemnity or bond reasonably satisfactory to the Company.

        7.      Exercise of B Unit Warrants.

         (a)    Exercise.

                (1)     Subject to the terms and conditions set
        forth in this Paragraph 7, B Unit Warrants may be exercised, in whole or in part (but not as to any fractional part of a Warrant), at any time or from time to time on or prior to 5:00 p.m., New York City time, on the Warrant Expiration Date.

                (2) In order to exercise any B Unit Warrant, Warrantholder shall deliver to the Company the following:
        (i) a written notice, in the form of the Election to Purchase appearing at the end of the form of Warrant Certificate attached hereto, indicating the election of such Warrantholder to exercise the B Unit Warrants, which notice shall specify the number of such B Unit Warrants being exercised by such Warrantholder; (ii) the Warrant Certificate or Warrant Certificates evidencing the B Unit Warrants being exercised; and (iii) payment of the aggregate Exercise Price.

                (3) All rights of Warrantholder with respect to any B Unit Warrant that has not been exercised, on or prior to 5:00 p.m., New York City time, on the Warrant Expiration Date shall immediately cease and such B Unit Warrants shall be automatically cancelled and void.

         (b) Payment of Exercise Price. Payment of the Exercise Price with respect to B Unit Warrants being exercised hereunder shall be made by the payment by the Warrantholder to the Company, in cash, by check or wire transfer, of an amount equal to the Exercise Price multiplied by the number of B Unit Warrants then being exercised.

         (c) Payment of Taxes. The Company shall be responsible for paying any and all issue, documentary, stamp or other taxes that may be payable in respect of any issuance or delivery of Warrant Shares on exercise of a B Unit Warrant, except in the case where any Warrant Shares shall be registered in a name or names other than the name of the holder of a B Unit Warrant, funds sufficient to pay all transfer taxes, if any, which shall be payable upon the execution and delivery of such Warrant Shares shall be paid by the holder thereof to the Company at the time a Warrantholder delivers such B Unit Warrants to the Company for exercise.

         (d) Delivery of Warrant Shares. Upon receipt of the items referred to in Paragraph 7.(a), the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute and deliver or cause to be executed and delivered, to or upon the written order of the Warrantholder exercising its B Unit Warrants, and in the name of such Warrantholder or such designee of such Warrantholder, a share certificate or share certificates representing the number of Warrant Shares to be issued on exercise of the B Unit Warrant(s) and enter full details of such issuance in the stock register of the Company in order to confer upon the Warrantholder or the designee of such Warrantholder legal title thereto. The share certificate or share certificates issued to such Warrantholder or its designee shall bear any restrictive legend required under applicable law, rule or regulation. The share certificate or share certificates so delivered (and the entry in the stock register) shall be registered or made, as the case may be, in the name of such Warrantholder or such other name as shall be designated in said notice. A B Unit Warrant shall be deemed to have been exercised and such share certificate or share certificates shall be deemed to have been issued, and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that such notice, together with payment of the aggregate Exercise Price and the Warrant Certificate or Warrant Certificates evidencing the B Unit Warrants to be exercised, is received by the Company as aforesaid and the corresponding entries are made in the stock register of the Company. If the B Unit Warrants evidenced by any Warrant Certificate are exercised in part, the Company shall, at the time of delivery of the share certificate or share certificates, deliver to the holder thereof a new Warrant Certificate evidencing the B Unit Warrants that were not exercised or surrendered, which shall in all respects (other than as to the number of B Unit Warrants evidenced thereby) be identical to the Warrant Certificate being exercised. Any Warrant Certificates surrendered upon exercise of B Unit Warrants shall be canceled by the Company.

        8. Adjustment of Number of Warrant Shares Issuable Upon Exercise and Adjustment of Exercise Price.

         (a) Stock Dividends, Subdivisions and Combinations. If at any time after the date hereof the Company shall: (i) pay a dividend, or make any other distribution of, additional shares of Common Stock to all holders of its Common Stock (other than pursuant to the exercise of B Unit Warrants); (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Warrant Shares for which each B Unit Warrant is exercisable immediately after the occurrence of any such event shall be proportionately increased in the case of (i) and (ii) above and proportionately decreased in the case of (iii) above.

         (b) Certain Other Distributions. If at any time after the date hereof the Company shall make any dividend, or any other distribution by the Company to the holders of its Common Stock, of any shares of capital stock of the Company, evidences of indebtedness of the Company, cash or other assets (including rights, warrants, convertible securities or other securities (of the Company or any other Person)), other than any dividend or distribution (i) upon a capital reorganization, reclassification, merger or consolidation to which Paragraph 8.(c) applies, or (ii) of any common stock referred to in Paragraph 8.(a), then (x) the number of Warrant Shares for which each B Unit Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which one B Unit Warrant is exercisable immediately prior to such distribution by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the time of such distribution and (B) the denominator of which shall be the Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company) of any and all such evidences of indebtedness, shares of stock, other securities or property so distributed.

         (c) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination or reverse split of shares), or any consolidation or merger of the Company with or into another Person (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), except in the case of a merger or consolidation to which clause (i) of the last sentence of this Paragraph 8.(c) applies, each B Unit Warrant, effective at the close of business on the date such reorganization, reclassification, consolidation, or merger shall become effective, shall thereafter be exercisable for the kind and number of shares of stock or other securities or property, (including cash) receivable upon the consummation of such reorganization, reclassification, consolidation or merger, by a holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such B Unit Warrant and otherwise shall have the same terms and conditions applicable immediately prior to such time of such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers. The Corporation shall not effect any such reorganization, reclassification, consolidation or merger unless, (i) in the case of a merger or consolidation in which the consideration receivable upon consummation of such merger or consolidation by a holder of shares of Common Stock consists solely of cash, either (x) simultaneously with the consummation thereof, the Corporation shall pay to the Holder of the Warrant Certificate evidencing such B Unit Warrants an amount in cash equal to (A) the amount in cash that would be received upon such consummation by a holder of the number of shares of Common Stock deliverable (immediately prior to such consummation) upon exercise of such B Unit Warrants less (B) the Exercise Price or (y) the Exercise Price for any B Unit Warrant exceeds the amount in cash that would be so received or (ii) in all other cases, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from such reorganization, reclassification, consolidation, or merger shall assume, by written instrument, the obligation to deliver to the holders of this B Unit Warrant such shares of stock, securities or property, including cash, which, in accordance with the foregoing provisions, such holders shall be entitled to receive upon such exercise.

         (d) Exercise Price Adjustment. Whenever the number of Warrant Shares into which a B Unit Warrant is exercisable is adjusted as provided in Paragraphs 8.(a) and 8.(b), the Exercise Price payable upon exercise of the B Unit Warrant shall simultaneously be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock into which such B Unit Warrant was exercisable immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock into which such B Unit Warrant was exercisable immediately thereafter.

         (e) Notice of Certain Events. Upon the occurrence of any event resulting in an adjustment in the number of Warrant Shares (or other stock or securities or property) receivable upon the exercise of the B Unit Warrants or the Exercise Price, the Company shall promptly thereafter (i) compute such adjustment in accordance with the terms of the B Unit Warrants, (ii) prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and (iii) promptly mail copies of such certificate to each Warrantholder.

        9. Reservation of Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued share capital, the aggregate number of the Warrant Shares deliverable upon the exercise of all outstanding B Unit Warrants, for the purpose of enabling it to satisfy any obligation to issue the Warrant Shares upon the due and punctual exercise of the B Unit Warrants, through 5:00 p.m., New York City time, on the Warrant Expiration Date.

        10. No Impairment. The Company shall not, by amendment of its organizational documents, or through reorganization, consolidation, merger, dissolution, issuance or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of the B Unit Warrants or this B Unit Warrant Agreement, and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Warrantholder under the B Unit Warrants and this B Unit Warrant Agreement against wrongful impairment. Without limiting the generality of the foregoing, the Company: (i) shall not set or increase the par value of any Warrant Shares above the amount payable therefor upon exercise, and (ii) shall take all actions that are necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of the B Unit Warrants.

        11. No Rights or Liabilities as Shareholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or be deemed the holder of Shares which may at any time be issuable on the exercise of the B Unit Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of Common Stock, reclassification of Common Stock, change of par value or change of Common Stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt and collection of the Exercise Price and any other amounts payable upon such exercise by the Company. No provision hereof, in the absence of affirmative action by Warrantholder to purchase Warrant Shares shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        12. Fractional Interests. Notwithstanding the provisions of the Articles of Incorporation of the Company, the Company shall not be required to issue fractional shares of Common Stock upon exercise of the B Unit Warrants or to distribute certificates that evidence fractional shares of Common Stock. If any fraction of a Warrant Share would, except for the provisions of this Paragraph 12, be issuable on the exercise of a Warrant, the number of Warrant Shares to be issued by the Company shall be rounded to the nearest whole number, with one-half or greater being rounded up, and less than one-half being rounded down.

        13. Definitions. Unless the context otherwise requires, the terms defined in this Paragraph 13, whenever used in this B Unit Warrant Agreement shall have the respective meanings hereinafter specified and words in the singular or in the plural shall each include the singular and the plural and the use of any gender shall include all genders.

         (a) "Affiliate" shall mean, with respect to any Person, any officer or director of such Person, or any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         (b) "Business Day" shall mean any day other than a Saturday or a Sunday or any day on which banks located in New York, New York are authorized or obligated to close.

         (c)    "Common Stock" means the common stock, par value
$0.001 per share, of the Company.

         (d) "Current Market Value" per share of Common Stock or any other security on any date of determination means: (i) the average of the daily closing sale prices for each of 15 trading days immediately preceding such date (or such shorter number of days during which such security has been listed or traded), if the security has been listed on the New York Stock Exchange, the American Stock Exchange or other national securities exchange or the NASDAQ National Market for at least 10 trading days prior to such date; (ii) if such security is not so listed or traded, the average of the daily closing bid prices for each of the 15 trading days immediately preceding such date (or such shorter number of days during which such security had been quoted), if the security has been quoted on a national over-the-counter market for at least 10 trading days; and (iii) otherwise, the value of the security most recently determined as of a date within the six months preceding such day by the Board of Directors of the Company in good faith.

         (e) "Person" shall mean any corporation, association, partnership, joint venture, trust, organization, business, individual, government or political subdivision thereof or governmental body.

        14.     Miscellaneous.

         (a) Additional Parties. The parties hereto agree that subsequent Persons who purchase B Units by executing a B Unit Subscription Agreement shall, upon execution of a counterpart signature page hereto, be added as a party to this B Unit Warrant Agreement and have all rights and privileges of a Warrantholder and be subject and bound by all the terms and conditions hereof as if such subsequent party was one of the Warrantholders on the date hereof.

         (b) Amendments and Waivers. This B Unit Warrant Agreement may be supplemented or amended only by a subsequent writing signed by each of the parties hereto (or their successors or permitted assigns), and any provision hereof may be waived only by a written instrument signed by the party charged therewith, PROVIDED THAT THE PROVISIONS OF THIS B UNIT WARRANT AGREEMENT MAY BE SUPPLEMENTED, AMENDED OR WAIVED BY THE HOLDERS OF A MAJORITY (BASED UPON THE ORIGINAL PRINCIPAL AMOUNTS OF THE B UNIT DEBENTURES) OF THE B UNIT DEBENTURES, AND ANY SUCH SUPPLEMENTATION, AMENDMENT OR WAIVER UNDERTAKEN BY THE HOLDERS OF A MAJORITY OF THE B UNIT DEBENTURES SHALL BE BINDING UPON EACH WARRANTHOLDER.

         (c) Counterparts. This B Unit Warrant Agreement may be executed in counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         (d) Entire Agreement. This B Unit Warrant Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.

         (e) Governing Law. THIS B UNIT WARRANT AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF
LAWS, RULES OR PRINCIPLES.

         (f) Jurisdiction and Venue. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS B UNIT WARRANT AGREEMENT SHALL BE BROUGHT IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION B UNIT WARRANT AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH IN THE B UNIT SUBSCRIPTION AGREEMENT EXECUTED BY SUCH PARTY OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED.

         (g) Notices. Unless otherwise provided, any notice required or permitted by this B Unit Warrant Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth in the B Unit Subscription Agreement executed by such party or as subsequently modified by written notice.

         (h) Sections and Headings. The sections and headings used in this B Unit Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this B
Unit Warrant Agreement.

         (i) Severability. If one or more provisions of this B Unit Warrant Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.

         (j) Successors and Assigns. Except as otherwise provided in this B Unit Warrant Agreement, the terms and conditions of this B Unit Warrant Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this B Unit Warrant Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this B Unit Warrant Agreement, except as expressly provided in this B Unit Warrant Agreement.

         (k) Termination. This B Unit Warrant Agreement (other than Paragraph 7.(b) and Paragraph 14, and all related definitions, all of which shall survive such termination) shall terminate on the earlier of (i) the Warrant Expiration Date and (ii) the date on which all B Unit Warrants have been exercised.
                       (Signature Pages Follow)
        IN WITNESS WHEREOF, the parties hereto have duly executed this B Unit Warrant Agreement as of the date first written above.

                                VISUAL BIBLE INTERNATIONAL, INC.,



                                By: /s/Harold Kramer

                                Title: Executive Vice President

               Warrantholder Counterpart Signature Page


                                WARRANTHOLDER:



                                /s/Warrantholder
                                ______________________________________
                                Name of Warrantholder



                                By: ___________________________________

                                Title:_________________________________

                     FORM OF WARRANT CERTIFICATE


NEITHER THIS SECURITY NOR THE COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY, SUCH COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FORM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF, AND MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH, A B UNIT WARRANT AGREEMENT, DATED AS OF ____________, 2003, BETWEEN VISUAL BIBLE INTERNATIONAL, INC. AND THE WARRANTHOLDERS SIGNATORY THERETO OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO VISUAL BIBLE INTERNATIONAL, INC.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (I) TO THE COMPANY; (II) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (III) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (IV) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT; (V) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT; OR (VI) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (IV), (V) OR (VI) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

WARRANT NUMBER ___________     NUMBER OF B UNIT WARRANTS _____________

                         WARRANT CERTIFICATE

                   VISUAL BIBLE INTERNATIONAL, INC.

        This Warrant Certificate certifies that
______________________________________________, a
______________________________, or its registered assigns, is the registered holder of _________ B Unit Warrants (the "Warrantholder") to purchase shares (the "Warrant Shares"), of the common stock, par value $.001 per share (the "Common Stock") of Visual Bible International, Inc. (the "Company"). Each B Unit Warrant entitles the holder, subject to the satisfaction of the conditions to exercise set forth in Paragraph 7 of the B Unit Warrant Agreement referred to below, to purchase from the Company, at any time or from time to time, on or prior to 5:00 p.m., New York City time, on December 31, 2007 (the "Warrant Expiration Date") one fully paid and nonassessable Warrant Share at the Exercise Price as set forth in the B Unit Warrant Agreement. The number of Warrant Shares for which each Warrant is exercisable and the Exercise Price are subject to adjustment as provided in the B Unit Warrant Agreement.

        The B Unit Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of B Unit Warrants to purchase Warrant Shares and are issued pursuant to a B Unit Warrant Agreement, dated as of _____________, 2003 (the "B Unit Warrant Agreement"), between the Company and Warrantholders signatory thereto, which B Unit Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and Warrantholder.

        Warrantholder may exercise B Unit Warrants by surrendering this Warrant Certificate, with the Election to Purchase, in the form attached hereto, properly completed and executed, together with payment of the aggregate Exercise Price, at the offices of the Company. If upon any exercise of B Unit Warrants evidenced hereby the number of B Unit Warrants exercised shall be less than the total number of B Unit Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of B Unit Warrants not exercised.

        This Warrant Certificate, when surrendered at the offices of the Company, by the registered holder thereof in person, by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the B Unit Warrant Agreement, for one or more other Warrant Certificates of like tenor evidencing in the aggregate a like number of B Unit Warrants.

        Warrantholder may transfer the B Unit Warrants evidenced by this Warrant Certificate, in whole or in part, only in accordance with Paragraph 5 of the B Unit Warrant Agreement.

        The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                    (Signature Appears Next Page)
        WITNESS the signatures of the duly authorized directors or officers of the Company on this _______ day of ___________, 2003.


                         VISUAL BIBLE INTERNATIONAL, INC.




                         By:   /s/ Harold Kramer

                         Title: Chief Executive Officer

                         ELECTION TO PURCHASE

        The undersigned hereby irrevocably elects to exercise _______________ of the B Unit Warrants evidenced by the attached Warrant Certificate to purchase Warrant Shares, and herewith tenders (or is concurrently tendering) payment for such Warrant Shares in an amount determined in accordance with the terms of the B Unit Warrant Agreement. The undersigned requests that a certificate representing such Warrant Shares be registered in the name of
                                                      , whose
address is
                                                                   ,
and that such certificate be delivered to
                                                   , whose address
is
                                                        .  If said
number of B Unit Warrants is less than the number of B Unit Warrants evidenced by the Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the number of B Unit Warrants evidenced by this Warrant Certificate that are not being exercised be registered in the name of
                                            , whose address is

                                                 , and that such
Warrant Certificate be delivered to
                                                           , whose
address is

                              .

Dated: ________________________, 200______.

                                Name of holder of Warrant Certificate:

                                ______________________________________
                                (Please Print)

                                Address:
                                _______________________________________
                                _______________________________________
                                _______________________________________

                                Federal Tax Identification Number:

                                _______________________________________
                                (if applicable)


                                _______________________________________
                                Signature

NOTE:   THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN
IN THE FIRST SENTENCE OF THE ATTACHED WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER, AND IF THE CERTIFICATE EVIDENCING THE WARRANT SHARES OR ANY WARRANT CERTIFICATE REPRESENTING B UNIT WARRANTS NOT EXERCISED IS TO BE REGISTERED IN A NAME OTHER THAN THAT IN WHICH THIS WARRANT CERTIFICATE IS REGISTERED, THE SIGNATURE ABOVE MUST BE GUARANTEED.


Signature Guaranteed:  ______________________________Dated:
__________________, 200___

                              ASSIGNMENT

        For value received,
__________________________________________________________ hereby sells, assigns and transfers unto
_______________________________________, _______________ of the B
Unit Warrants evidenced by the attached Warrant Certificate, together with all right, title and interest therein, and does hereby constitute and appoint _____________________________________ as its due and lawful attorney, to register the transfer of said B Unit Warrants on the books of Visual Bible International, Inc., and to execute a new Warrant Certificate in the name of __________________________________, whose address is
________________________________________________________, evidencing the number of B Unit Warrants so sold, assigned and transferred hereby. If the number of B Unit Warrants sold, assigned or transferred hereunder is less than the number of B Unit Warrants evidenced by the attached Warrant Certificate, then the undersigned requests that a new Warrant Certificate for an amount of B Unit Warrants equal to the number of B Unit Warrants evidenced by the attached Warrant Certificate that were not sold, transferred or assigned be registered in the name of the undersigned.

        Signed and delivered as a deed on
_________________, 200_______.

                                Name of holder of Warrant Certificate:

                                ______________________________________
                                (Please Print)

                                Address:

                                _______________________________________
                                _______________________________________
                                _______________________________________

                                Federal Tax Identification Number:

                                _______________________________________
                                (if applicable)


                                _______________________________________

                                Signature

NOTE:   THE ABOVE SIGNATURE MUST CORRESPOND WITH THE NAME AS WRITTEN
IN THE FIRST SENTENCE OF THE ATTACHED WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER, AND SUCH SIGNATURE MUST BE GUARANTEED.




Signature Guaranteed:  ______________________________Dated:
__________________, 200___